EXHIBIT 99.1



                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is executed as of the 2nd day of July, 2003, by and among THERMACELL TECHNOLOGIES, INC., a Florida corporation ("THERMACELL"), ABSOLUTE WASTE SERVICES, INC., a newly formed Texas corporation and wholly-owned subsidiary of THERMACELL ("Merger Sub"), ABSOLUTE INDUSTRIES, LLC, a Texas limited liability company ("ABSOLUTE"), and each person owning any interest in ABSOLUTE, as named on the signature pages of this Agreement (hereinafter individually "ABSOLUTE Member" and collectively "ABSOLUTE Members").


                                R E C I T A L S:

         A. The board of directors of THERMACELL and the ABSOLUTE Members have determined that a business combination between THERMACELL and ABSOLUTE is in the best interests of their respective companies and the respective shareholders and members of each of them, and presents an opportunity for their respective companies to enhance the products and services provided to customers and achieve long-term strategic and financial benefits, and, accordingly, have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein.

         B. For federal income tax purposes, it is intended that the merger provided for herein shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         C. THERMACELL, Merger Sub, ABSOLUTE and James D. Wright desire to make certain representations, warranties and agreements in connection with the merger.

         NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         As used in this Agreement, the following terms shall have the respective meanings set forth below:

         "Employee Benefit Plan" means any "employee benefit plan" (as such term is defined in ERISA ss.3(3)) and any other employee benefit plan, program or arrangement of any kind.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA Sec. 3(2).

         "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation,


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treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Knowledge" means actual knowledge.

         "Liability" or "liability" means any liability whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due.

         "Ordinary course of business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).


                                  I. THE MERGER

         1.1. Merger, Surviving Company. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.5), ABSOLUTE shall be merged with and into Merger Sub in accordance with this Agreement and the separate existence of ABSOLUTE shall thereupon cease (the "Merger"). Merger Sub shall be the surviving entity in the Merger (sometimes hereinafter referred to as the "Surviving Company") and shall remain a wholly-owned subsidiary of THERMACELL. The Merger shall have the effects specified in the applicable sections of the Texas Business Corporation Act, as amended ("TBCA") and the Texas Limited Liability Company Act, as amended ("TLLCA").

         1.2. Articles of Incorporation. At the Effective Time, the Articles of Incorporation of Merger Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Company until altered, amended or repealed as provided therein or by law.

         1.3. Bylaws. At the Effective Time, the Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Company until altered, amended or repealed as provided therein or by law.

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         1.4. Directors and Officers of Surviving Company. The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Company as of the Effective time until changed according to the Bylaws of Merger Sub or according to applicable law.

         1.5. Effective Time. If all of the conditions to the Merger set forth in Article VII shall have been fulfilled or waived in accordance therewith and this Agreement shall not have been terminated as provided in Article VIII, the parties hereto shall cause articles or a certificate of merger meeting the requirements of the TBCA and the TLLCA to be properly executed and filed with the Texas Secretary of State in accordance with such statutes on the Closing Date (as defined in Section 1.8). The Merger shall become effective at the time of filing of the articles or certificate of merger with, and as accepted by, the Texas Secretary of State or at such later time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

         1.6. Stock of Merger Sub. At the Effective Time, all of the issued and outstanding stock of Merger Sub shall continue to be held by THERMACELL and the Surviving Company will be a wholly-owned subsidiary of THERMACELL.

         1.7      Exchange of THERMACELL Shares for Interests in ABSOLUTE.
                  -------------------------------------------------------

                  a. Exchange of Stock. THERMACELL shall tender at Closing (as defined in Section 1.8) 27,000,000 shares of its Class A convertible preferred stock ("Merger Stock") to the ABSOLUTE Members and all of the pre-Effective Time membership interests of ABSOLUTE, including any rights to acquire pre-Effective Time membership interests of ABSOLUTE ("Outstanding ABSOLUTE Interests") shall be cancelled. Each share of Merger Stock shall have three (3) votes as described in a Certificate of Designation, Preference and Rights for such stock to be filed with the Florida Secretary of State, a true and correct copy of which is attached hereto as Exhibit ___. Each ABSOLUTE Member shall receive the number of shares of Merger Stock that is determined by multiplying 27,000,000 times the total percentage of Outstanding ABSOLUTE Interests owned by such ABSOLUTE Member immediately prior to the Effective Time.

                  b. Certificates. At the Effective Time, a certificate representing the number of shares of Merger Stock for which each ABSOLUTE Member's Outstanding ABSOLUTE Interests shall be exchanged as provided in
Section 1.7.a above shall be delivered to such member.

                  c. Outstanding Options or Warrants. Immediately prior to the Closing, all outstanding options or warrants to purchase membership interests in ABSOLUTE will be exercised to the extent exercisable and canceled to the extent not exercisable.

         1.8. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on or before the date specified in
Section 8.1(e). The date Closing occurs shall be the "Closing Date". The Closing shall take place at the offices of Pearson & Price, PLLC, 800 North Shoreline Boulevard, Suite 1700 South, Corpus Christi, Texas.

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           II. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THERMACELL

         THERMACELL represents, warrants and covenants as follows:

         2.1. Corporate Status. THERMACELL is a corporation organized, existing and in good standing under the laws of the State of Florida and has full corporate authority and power to own its properties and conduct its business as now conducted, and is qualified as a foreign corporation in all jurisdictions where required by law because it conducts business, owns assets or maintains a presence therein. At Closing, Merger Sub will be a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Merger Sub will have full corporate power and authority to own and lease its properties and to carry on its business as now conducted. Merger Sub will be qualified as a foreign corporation in all jurisdictions where required by law because it conducts business, owns assets or maintains a presence therein.

         2.2 Bankruptcy Status. In November, 2001, THERMACELL filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code. Pursuant to that action, the United States Bankruptcy Court for the Middle District of Florida confirmed THERMACELL's Plan of Reorganization on August 30, 2002 ("Plan of Reorganization"). The previously existing assets and business of THERMACELL have been transferred to a newly-formed subsidiary free and clear of any and all debts, claims, liens, demands and interest of creditors, equity security holders and parties and interests, except as described on Schedule 2.2 attached hereto. All debts, claims and demands that arose before the date of confirmation of the Plan of Reorganization have been discharged, except for the priority tax claims and administrative claims described on Schedule 2.2 attached hereto. A copy of the Plan of Reorganization is attached hereto as Exhibit2.2.

         2.3 Capital Stock. The currently authorized capital stock of THERMACELL consists of 20,000,000 shares of common stock, $.0001 par value, of which 1,000,000 shares were outstanding as of June 1, 2003, and 5,000,000 shares of Series A and Series B preferred stock, $.0001 par value, of which (0) shares were outstanding as of June 1, 2003. All outstanding shares of THERMACELL capital stock are duly authorized, validly issued, fully paid and nonassessable. The Plan of Reorganization provides for the issuance, or reservation for future issuance, of 10,000,000 new shares of THERMACELL common stock in the aggregate. Previously issued shares of THERMACELL common stock will be cancelled and replaced by the new shares authorized under the Plan of Reorganization. Pac Funding, LLC, a Florida limited liability company, whose members are Augustine Capital Funding, L.P. and Private Capital Group, Inc., is entitled to 5,000,000 new THERMACELL common shares pursuant to the Plan of Reorganization. General unsecured creditors and unsecured claims are entitled to 4,000,000 new THERMACELL common shares pursuant to the Plan of Reorganization. The existing shareholders of THERMACELL are entitled to 1,000,000 new THERMACELL common shares. No later than the earlier of seven days prior to the Closing Date or July 24, 2003, the distribution of shares of new THERMACELL common stock will be completed.

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         2.4 Merger Stock. The Merger Stock will, when issued, be duly authorized, validly issued, fully paid and nonassessable. The Merger Stock shall be convertible at any time to shares of common stock, ___ par value, and following conversion, the holder of the shares of common stock received in connection with the conversion shall be entitled to sell, transfer, exchange, pledge or otherwise dispose of, or in any other way reduce the holder's risk relative to, or make any offer or agreement relating to any of the foregoing with respect to, any or all of such shares of common stock subject only to the requirements of Rule 144 with the period such holder held the Merger Stock being given full credit for purposes of meeting the holding period requirement of such rule.

2.5 THERMACELL SEC Reports. THERMACELL has filed all required reports, schedules, forms, statements, and other documents with the Securities and Exchange Commission (the "SEC"). In particular, but without limitation of the generality of the foregoing, THERMACELL has filed with the SEC, and has heretofore made available to ABSOLUTE and the ABSOLUTE Members, true and complete copies of THERMACELL's most recent annual report on Form 10-KSB, most recent quarterly report on Form 10-QSB, and most recent Form 8-K. These reports, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934, as applicable, and the applicable rules and regulations of the SEC thereunder. No consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by either THERMACELL or Merger Sub in connection with its execution, delivery and performance of this Agreement and the articles of merger or the transactions contemplated hereby or thereby, except such as shall have been obtained by the Closing Date.

         2.6. Subsidiaries. Schedule 2.6 sets forth the name, principal place of business and jurisdiction of organization of each corporation, partnership, association, joint venture, or other entity or business enterprise in which THERMACELL, directly or indirectly, owns any shares of the capital stock or has any other equity interest (each such corporation, partnership, association, joint venture, or other entity or business enterprise is referred to herein individually as a "Subsidiary" and, collectively, as the "Subsidiaries"), and sets forth the jurisdiction in which each Subsidiary is qualified to do business. Other than as set forth in Schedule 2.6, (i) THERMACELL does not own, directly or indirectly, any shares of capital stock or have any other equity interest in any corporation, partnership, association, joint venture, or other entity or business enterprise, (ii) THERMACELL does not control, beneficially or otherwise, any other corporation, partnership, association, joint venture, or other entity or business organization and (iii) THERMACELL does not have any commitment to contribute capital of, make loans or advances to, or share the losses of any enterprise.

         2.7. Power and Authority. Execution and delivery of this Agreement and other instruments, agreements and documents referred to herein by THERMACELL and Merger Sub, and the performance of the transactions contemplated hereby have been (or by Closing will be) duly and validly authorized by the Board of Directors of THERMACELL and Merger Sub, and this Agreement and the other

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agreements, instruments and documents referred to herein will be, when executed, binding upon and enforceable against THERMACELL and Merger Sub in accordance with their terms. All corporate and other proceedings required to be taken by or on behalf of THERMACELL and Merger Sub in order to authorize THERMACELL and Merger Sub to enter into and carry out this Agreement and for the transfer and delivery of the Merger Stock to be transferred by it hereunder have been duly and properly taken and THERMACELL and Merger Sub will be bound by all such actions.

         2.8. No Conflicts. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and compliance with the terms of this Agreement by THERMACELL will not:

                  a. conflict with or result in a breach of any of the terms or provisions of, or constitute a default under the Articles of Incorporation or the Bylaws of, THERMACELL and its Subsidiaries or of any indenture, mortgage, loan agreement or other instrument or agreement to which THERMACELL or any of its Subsidiaries is a party or by which it or its property is bound, or of any applicable law, rule, regulation, judgment, order or decree of any government, governmental authority or instrumentality, or court, domestic or foreign, having jurisdiction over THERMACELL or any of its Subsidiaries or any of its assets or properties, or of any agreement among shareholders of THERMACELL and any of its Subsidiaries or between THERMACELL and any of its Subsidiaries and its shareholders; or

                  b. result in the creation of any lien, charge or encumbrance upon the stock or upon any of the assets or properties of THERMACELL or its Subsidiaries.

         2.9. Litigation. Except as disclosed in Schedule 2.9 and except for the bankruptcy proceeding described in Section 2.2 above, neither THERMACELL nor its
Subsidiaries:

                  a. is a party to any litigation, proceeding or administrative investigation, and, none is pending or to the best of its knowledge threatened against them, their respective properties, any property used in the business of THERMACELL and its Subsidiaries or the transactions contemplated by this Agreement;

                  b. knows of any outstanding order, writ, injunction or decree of any court, government, governmental authority or arbitration against or affecting it, its properties or business;

                  c. knows of any basis for any such litigation, proceeding or investigation to have a materially adverse effect, financial or otherwise, on the business, property, operations or prospects of THERMACELL and its Subsidiaries; and

                  d. knows of any material infringement of any copyright, trademark, trade name, patent or other proprietary right owned or licensed by it.

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                  There is no action, suit or proceeding pending against
THERMACELL or its Subsidiaries before or by any court, administrative agency or other governmental authority which brings into question the validity of, or might in any way impair, the execution, the delivery or the performance by THERMACELL of this Agreement or of any of the other instruments, agreements and documents described herein or constitute a default with respect to any other instrument, agreement or document to which THERMACELL is subject or bound.

         2.10. Compliance With Applicable Laws. The conduct of the business of THERMACELL does not violate or infringe upon any federal, state, local or foreign law, statute, ordinance, license or regulation presently in effect. THERMACELL has maintained and currently maintains all licenses and permits required by all local, state and federal authorities and regulatory bodies, and THERMACELL will continue to conduct its business in compliance therewith.

         2.11. Approvals and Consents. No consent, approval or authorization of any governmental authority, person or entity not a party to this Agreement is required to be obtained by THERMACELL in connection with the execution, delivery or performance of this Agreement or of any other document, instrument or agreement referred to herein by THERMACELL or the consummation by it of the transactions contemplated hereby except for the filing of articles or a certificate of merger with the Secretary of State of Florida and of Texas.

         2.12. Enforceability. This Agreement and all instruments, agreements and documents contemplated herein constitutes, or when executed and delivered will constitute, the valid and binding obligations of THERMACELL enforceable in accordance with their respective terms, subject only to laws of general application affecting creditor's rights.

         2.13. Schedules. The Schedules to this Agreement set forth true, complete and accurate information describing the matters set forth therein.

         2.14. No Brokers. Except for the Harrelson group, all negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of THERMACELL or any stockholder of THERMACELL in such manner as to give rise to any valid claim against THERMACELL, any stockholder of THERMACELL, or ABSOLUTE for any broker's or finder's fee or similar compensation.

         2.15     Tax-Free Reorganization Matters.

          (a) No inter-corporate indebtedness exists between THERMACELL and the Merger Sub that was issued at a discount, acquired at a discount or will be settled at a discount.

          (b) THERMACELL has no present plan or intention to sell or dispose of any of the assets of ABSOLUTE after the Closing, except for (i) sales, transfers or other distributions made in the ordinary course of business and (ii) transfers or successive transfers to one or more corporations controlled within the meaning of Section 368(c) of the Code in each case by the transferor corporations.

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          (c) Following the Closing, THERMACELL intends to continue the historic businesses of ABSOLUTE that are presently conducted or use a significant portion of ABSOLUTE's historic assets in operating a business.

          (d) The Merger Stock is voting stock.

          (e) Following the Closing, the Surviving Company will hold at least ninety percent (90%) of the fair market value of ABSOLUTE's net assets and at least seventy percent (70%) of the fair market value of ABSOLUTE's gross assets and at least ninety percent (90%) of the fair market value of Merger Sub's net assets and at least seventy percent (70%) of the fair market value of Merger Sub's gross assets held immediately prior to Closing. Reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by ABSOLUTE or the Merger Sub will be included as assets of ABSOLUTE or the Merger Sub, respectively, immediately prior to Closing.

          (f) Immediately prior to Closing, THERMACELL will be in control of Merger Sub within the meaning of Section 368(c) of the Code. THERMACELL has no plan or intention to cause ABSOLUTE to issue additional membership interests that would result in THERMACELL losing control of ABSOLUTE within the meaning of Section 368(c) of the Code.

          (g) Merger Sub will have no liabilities assumed by ABSOLUTE, and will not transfer to ABSOLUTE any assets subject to liabilities as part of the transactions contemplated by this Agreement.

          (h) Neither THERMACELL nor Merger Sub is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

          2.16 Rule 145 Representations. THERMACELL, as described in Rule 144(c)(i) of the Act, has filed all reports required to be filed by Sections 13 or 15(d) of the Exchange Act during the past twelve (12) months, and has been subject to such filing requirements for the past ninety (90) days. THERMACELL Stock is registered pursuant to Section 12 of the Exchange Act.

         2.17 Investment Representations. THERMACELL and its representatives have been provided ample opportunity to ask questions of ABSOLUTE's management, and have received answers satisfactory to such representatives regarding the financial condition, business and affairs of ABSOLUTE and such other information as it desired in order to evaluate the purchase of membership interests in ABSOLUTE. THERMACELL is purchasing for its own account for the purpose of investment and not with a view for sale in connection with any distribution thereof. THERMACELL has been advised prior to investing that the Absolute interests may not be resold without an exemption from registration. THERMACELL's representatives have the knowledge and experience to evaluate the merits and risks of the purchase of the ABSOLUTE membership interests. THERMACELL acknowledges that Thomas F. Duszynski and Don Huggins are the representatives of THERMACELL. Neither of the THERMACELL representatives has any material


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relationship to Absolute. Thermacell has the financial ability to bear the economic risk of holding the ABSOLUTE membership interests for an indefinite period of time and to suffer the complete loss of its investment in the ABSOLUTE membership interests. Thermacell sought out Absolute, solicited the acquisition of the ABSOLUTE membership interests and proposed the merger transaction to the holders of Absolute membership interests.


         2.18. Disclosure. Neither this Agreement nor any of the Schedules attached hereto contains any untrue statements of a material fact or omit to sate a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. THERMACELL knows of no fact or condition which materially adversely affects, or in the future may materially adversely affect, the condition, properties, assets, liabilities, business, operations or prospects of THERMACELL taken as a whole which has not been set forth herein or in the attached Schedules.

           III. REPRESENTATIONS, WARRANTIES AND COVENANTS OF ABSOLUTE

         ABSOLUTE and James D. Wright hereby jointly and severally represent, warrant and covenant as follows:

         3.1. Company Status. ABSOLUTE is a limited liability company duly organized and existing in good standing under the laws of the State of Texas and has full authority and power to own its properties and conduct its business as now conducted, and is qualified as a foreign limited liability company in all jurisdictions where required by law because it conducts business, owns assets or maintains a presence therein.

         3.2. Subsidiaries. Schedule 3.2 sets forth the name, principle place of business and jurisdiction of organization of each corporation, partnership, association, joint venture, or other entity or business enterprise in which ABSOLUTE, directly or indirectly, owns any shares of the capital stock or has any other equity interest (each such corporation, partnership, association, joint venture, or other entity or business enterprise is referred to herein individually as a "Subsidiary" and, collectively, as the "Subsidiaries"), and sets forth the jurisdiction in which each Subsidiary is qualified to do business. In addition, Schedule 3.2 accurately and completely sets forth (a) the number of shares of capital stock or other securities or ownership interests of each Subsidiary that are owned by ABSOLUTE, and the percentage of the total outstanding number of such shares or other securities or ownership interests that are owned, and (b) the names and addresses of the owners of any shares or other securities or ownership interests in any Subsidiary that are not owned by ABSOLUTE. Other than as set forth in Schedule 3.2, (i) ABSOLUTE does not own, directly or indirectly, any shares of capital stock or have any other equity interest in any corporation, partnership, association, joint venture, or other entity or business enterprise, (ii) ABSOLUTE does not control, beneficially or otherwise, any other corporation, partnership, association, joint venture, or other entity or business organization and (iii) ABSOLUTE does not have any commitment to contribute capital of, make loans or advances to, or share the losses of any enterprise.

         3.3. Power and Authority. Execution and delivery of this Agreement and the other instruments, agreements and documents referred to herein by ABSOLUTE,


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and the performance of the transactions contemplated hereby have been duly and validly authorized by the ABSOLUTE Members, and this Agreement and the other agreements, instruments and documents referred to herein will be, when executed, binding upon and enforceable against ABSOLUTE in accordance with their terms. All company and other proceedings required to be taken by or on behalf of ABSOLUTE in order to authorize ABSOLUTE to enter into and carry out this Agreement and for the transfer and delivery of the membership interests in ABSOLUTE to be transferred hereunder have all been duly and properly taken, and ABSOLUTE will be bound by all such actions.

         3.4. No Conflicts. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and compliance with the terms of this Agreement by ABSOLUTE will not, to the best of the Knowledge of James D. Wright:

                  a. conflict with or result in a breach of any of the terms or provisions of, or constitute a default under the articles of organization or the Regulations of ABSOLUTE or of any indenture, mortgage, loan agreement or other instrument or agreement to which ABSOLUTE is a party or by which it or its property is bound, or of any applicable law, rule, regulation, judgment, order or decree of any government, governmental authority or instrumentality, or court, domestic or foreign, having jurisdiction over ABSOLUTE or any of its assets or properties, or of any agreement among the ABSOLUTE Members or between ABSOLUTE and the ABSOLUTE Members; or

                  b. result in the creation of any lien, charge or encumbrance upon the membership interests or upon any of the assets or properties of ABSOLUTE.

         3.5. Financial Statements. Except as disclosed on Schedule 3.5, the financial statements of ABSOLUTE dated as of December 31, 2001, December 31, 2002, and March 31, 2003 (the "Financial Statements"):

                  a. are in accordance with the books and records of ABSOLUTE;

                  b. fairly set forth the financial condition and results of the operations of ABSOLUTE as of the relevant dates thereof and for the periods covered thereby;

                  c. contain and reflect all necessary and material adjustments for a fair representation of the results of operations and financial condition for the periods covered by the statements; and

                  d. will be provided to THERMACELL in audited form no later than 45 days following Closing.

         3.6. Absence of Undisclosed Liabilities. Except as disclosed in the Financial Statements or in Schedule 3.6, to the best of the Knowledge of James
D. Wright, ABSOLUTE is not obligated for, nor are any of the assets or properties of ABSOLUTE subject to, any liabilities of any kind, including without limitation trade liabilities incurred in the ordinary course of business.

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         3.7. Absence of Certain Changes or Events. Except as disclosed in
Schedule 3.7, since the beginning of its current fiscal year, to the best of the Knowledge of James D. Wright, ABSOLUTE has not:

                  a. experienced any change in its financial condition, assets, liabilities, results of operations or business, any of which has been materially adverse;

                  b. suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its properties or business;

                  c. mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance (other than the lien of taxes not yet due and payable) any of its assets or properties;

                  d. transferred or leased any of its assets or properties;

                  e. cancelled or compromised any debt or claim (except for adjustments made with respect to contracts for the purchase of supplies or for the sale of products which in the aggregate are not material);

                  f. waived or released any right of material value;

                  g. suffered any operating loss or other material loss;

                  h. issued or sold any membership interests or any other securities or granted any options for the purchase thereof;

                  i. made any amendment to or terminated any contract, license or other agreement to which it is a party;

                  j. received any payment or transfer in violation of Section 547 or Section 548 of the Federal Bankruptcy Code (11 U.S.C. 547, 548) or in violation of similar state law;

                  k. failed to make payment on any of its debts or other obligations as they have become due and payable in the ordinary course of business;

                  l. conducted its business other than in the ordinary course;
or

                  m. experienced any other event or condition of any character which has materially and adversely affected ABSOLUTE's business.

         3.8. Tax Matters. ABSOLUTE has prepared and filed or will file in a timely manner all federal, state and local tax returns and reports as are and have been required to be filed, which returns were prepared on a basis consistent with the financial statements of ABSOLUTE, and all taxes shown thereon to be due have been paid in full. ABSOLUTE has not executed or filed with the Internal Revenue Service or any other taxing authority any agreement extending the period for assessment or collection of any income or other taxes; and, as of the date hereof, ABSOLUTE is not a party to any pending action or proceeding by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against ABSOLUTE. No formal claims have been made or asserted against ABSOLUTE or its properties in which ABSOLUTE has an interest, and no formal claims have been made or asserted against ABSOLUTE or its properties by the United States Government or by any state or foreign country or local government for income, sales or any other taxes, except such as have been paid or are disclosed herein.

         3.9. Litigation. Except as disclosed in Schedule 3.9, ABSOLUTE:

                  a. is not a party to any litigation, proceeding or administrative investigation and none is pending or, to the best of James D. Wright's Knowledge, threatened against it, its properties, any property used in the business of ABSOLUTE, or the transactions contemplated by this Agreement;

                  b. to the best of the Knowledge of James D. Wright, is not subject to any outstanding order, writ, injunction or decree of any court, government, governmental authority or arbitration against or affecting it, its properties or business;

                  c. knows of no basis currently for any litigation, proceeding or investigation which might have a materially adverse effect, financial or otherwise, on the business, property, operations or prospects of ABSOLUTE; and

                  d. knows of no material infringement of any material copyright, trademark, trade name, patent or other proprietary right owned or licensed by it.

                  There is no action, suit or proceeding pending against ABSOLUTE before or by any court, administrative agency or other governmental authority which brings into question the validity of, or might in any way impair, the execution, the delivery or the performance by ABSOLUTE of this Agreement.

         3.10. Title to Assets and Condition of Properties.

                  a. Except as disclosed on Schedule 3.10, ABSOLUTE has good and marketable title to all of the assets both real and personal, tangible and intangible, shown on its Financial Statements. Such assets are subject to no liens and encumbrances, including without limitation, mortgage, guaranty, judgment, execution, pledge, lien, conditional sales agreement, security agreement, encumbrance or charge, except as disclosed in the Financial Statements (with respect to which no default or basis therefor exists), except for liens for taxes not delinquent, and except for minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value of the properties subject thereto or materially impair its operations and have arisen only in the ordinary course of business. ABSOLUTE expressly disclaims any warranty as to the condition of such assets, such assets being sold AS IS and WHERE IS.

                  b. The following paragraphs describe the business of ABSOLUTE:

     (i) All vendor and customer contracts, professional service agreements, subcontracting agreements, confidentiality agreements, purchase and sales orders, powers of attorney, undertakings, commitments and other agreements to which ABSOLUTE is a party and which relate in any manner to the business and/or relationship between ABSOLUTE and its customers, whether written or oral, shall be referred to herein collectively as the "Business Agreements." Attached as
Schedule 3.10(b)(i-1) is a list of all written Business Agreements which have been entered into between ABSOLUTE and its customers. Attached as Schedule 3.10(b)(i-2) is a detailed summary of all written non-customer Business Agreements between ABSOLUTE and others, including, without limitation, vendors or service providers, or which relate to any strategic partnerships, subcontracting or revenue sharing agreements, reselling arrangements or joint ventures between ABSOLUTE and others. Listed on Schedule 3.10(b)(i-3) is a description of each and every real estate, equipment and personal property lease (collectively, the "Leases") to which ABSOLUTE is a party. To the best of the Knowledge of James D. Wright, ABSOLUTE is not in default under any agreement and no other party to any agreement has made any claim or given ABSOLUTE notice of any dispute under any agreement, except as set forth on Schedule 3.9. Each agreement is in full force and effect.

     (ii) All of the tangible assets of ABSOLUTE, including without limitation, all motor vehicles, trucks, machinery, office and other equipment, furniture, computers and related equipment, business machines, telephones and telephone systems, parts and accessories, telephone numbers, facsimile numbers, e-mail addresses, IP addresses and Internet domain addresses presently utilized by ABSOLUTE shall be referred to herein collectively as the "Tangible Assets."
Attached hereto as Schedule 3.10(b)(ii) is a true and correct list or description of the material Tangible Assets. ABSOLUTE expressly disclaims any warranty as to the condition of the Tangible Assets, such Tangible Assets being sold AS IS and WHERE IS.

     (iii)All trademarks, trade names, service marks, service names, logos, designs, and other trade rights and all registrations and applications therefor, all know-how, trade secrets, technology or processes, all web sites and all computer programs, data files and data bases, software code and documentation owned or used by ABSOLUTE, other than off-the-shelf software licensed by ABSOLUTE, shall be referred to herein collectively as the "Intellectual Property." Attached hereto as Schedule 3.10(b)(iii) is a list of all of the Intellectual Property. To the Knowledge of James D. Wright, ABSOLUTE is not infringing on the rights of any third parties to Intellectual Property used, but not owned by, ABSOLUTE. ABSOLUTE has not sent or otherwise communicated to any other person any notice, charge, claim or assertion of, nor has any knowledge of, any present, impending or threatened infringement by such other person of any Intellectual Property. To the best of the Knowledge of James D. Wright, ABSOLUTE's rights in the Intellectual Property are valid and enforceable. ABSOLUTE has received no written demand, claim, notice or inquiry from any person in respect of the Intellectual Property which challenges, threatens to challenge or inquires as to whether there is any basis to challenge, the validity of, or the rights of ABSOLUTE in, the Intellectual Property. To James
D. Wright's Knowledge, ABSOLUTE is not in violation or infringement of, and has not violated or infringed, any intellectual property rights of any other person. To the Knowledge of James D. Wright, no third party is infringing on the rights of ABSOLUTE in and to the Intellectual Property. ABSOLUTE has not granted a license with respect to the Intellectual Property to any person.

         3.11. Accounts Receivable. All of the accounts receivable of ABSOLUTE are disclosed on Schedule 3.11 and at the Closing will be bona fide trade accounts receivable, except as specified in Schedule 3.11; provided, however, that no representation or warranty is made as to the collectibility of the accounts receivable.

         3.12. Insurance Coverage. ABSOLUTE maintains the policies listed on
Schedule 3.12 for fire, casualty, liability, use and occupancy and other insurance covering its properties and assets. Such policies or like policies are, as of the date of this Agreement, and will be on the Closing Date, outstanding and duly in force. True and complete copies of all such policies shall be made available to THERMACELL for inspection.

         3.13. No Interest in Competitors and Others. Except as previously disclosed to THERMACELL or as set forth on Schedule 3.13, neither ABSOLUTE nor any officer or member of ABSOLUTE, owns, directly or indirectly, any interest in (except for the ownership of marketable securities of publicly owned corporations representing in no case more than five percent of the outstanding shares of such class of securities) or controls or is an employee, officer, director or partner of, participant in or consultant to any corporation, association, partnership, limited partnership, joint venture or other business organization, which is a competitor, supplier, customer, landlord or tenant of ABSOLUTE.

         3.14. Compliance With Applicable Laws. To the best of the Knowledge of James D, Wright, the conduct of the business of ABSOLUTE does not violate or infringe upon any federal, state, local or foreign law, statute, ordinance, license or regulation presently in effect, or any right or concession, copyright, trademark, trade name, patent, know-how or other proprietary right of others, the enforcement of which would materially adversely affect either the business of ABSOLUTE or the value of the assets being conveyed hereunder. To the best of the Knowledge of James D. Wright, ABSOLUTE has maintained and currently maintains all licenses and permits required by all local, state and federal authorities and regulatory bodies, and ABSOLUTE will continue to conduct its business in compliance therewith.

         3.15. Approvals and Consents. To the best of the Knowledge of James D. Wright, no consent, approval or authorization of any governmental authority, person or entity not a party to this Agreement is required to be obtained by ABSOLUTE in connection with the execution, delivery or performance of this Agreement or of any other document, instrument or agreement referred to herein, or the consummation by it of the transactions contemplated hereby, except for the filing of articles or a certificate of merger with the Secretary of State of Florida and of Texas.

         3.16. No Discontinuance of Customers. Except as disclosed on Schedule 3.16, no customers of ABSOLUTE have notified ABSOLUTE that they intend to discontinue their relationship with ABSOLUTE.

         3.17. Enforceability. This Agreement and all instruments, agreements and documents contemplated herein constitute, or when executed and delivered will constitute, the valid and binding obligations of ABSOLUTE enforceable in accordance with their respective terms, subject only to laws of general application affecting creditor's rights.

         3.18. Schedules. To the best of the knowledge of James D. Wright, the Schedules to this Agreement set forth true, complete and accurate information describing the matters set forth therein.

         3.19. Membership Interests. Schedule 3.19 lists all of the ABSOLUTE Members and their respective membership interests in ABSOLUTE. Except as disclosed in Schedule 3.19, there are no outstanding offers, subscriptions, options, warrants, rights or other agreements or commitments obligating ABSOLUTE or any ABSOLUTE Member to issue or sell, or cause to be issued or sold, any interests of ABSOLUTE or obligating ABSOLUTE or any ABSOLUTE Member to enter into any such agreement or commitment.

         3.20. Other Material Contracts. ABSOLUTE has furnished to THERMACELL copies, where such is in writing, of all agreements, contracts and commitments of the following types, written or oral, to which ABSOLUTE is a party or by which it or any of its properties is bound as of the date hereof: (a) mortgages, indentures, notes, letters of credit, security agreements and other agreements and instruments relating to the borrowing of money by or extension of credit to ABSOLUTE; (b) employment and consulting agreements; (c) employee benefit, profit-sharing and retirement plans; (d) collective bargaining agreements; (e) material agreements under which gross revenues will or are expected to exceed $100,000 during ABSOLUTE's fiscal year ending 2003; (f) all joint venture or partnership agreements to which ABSOLUTE is a party; (g) licenses of software and any material patent, trademark and other industrial property rights; (h) agreements or commitments for capital expenditures in excess of $50,000; (i) brokerage or finder's agreements; and (j) agreements, contracts, leases and commitments of a type other than those described in the foregoing clauses (a) through (i) which, in any case, involve aggregate payments or receipts of more than $50,000 per annum. ABSOLUTE has made available to THERMACELL complete and correct copies of all written agreements, contracts and commitments, together with all amendments thereto, and accurate descriptions of all oral agreements. All such agreements, contracts and commitments are in full force and effect and, to the best of James D. Wright's Knowledge, all parties thereto have performed all material obligations required to be performed by them to date, are not in default in any material respect thereunder, and have not violated any representation or warranty, explicit or implied, contained therein.

                  3.21. Employees. To the Knowledge of James D. Wright, no executive, key employee, or group of employees has any plans to terminate employment with ABSOLUTE. ABSOLUTE is not a party to or bound by any collective bargaining agreement, nor has ABSOLUTE experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. ABSOLUTE has not committed any unfair labor practice that has not been resolved. James D. Wright has no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of ABSOLUTE.

         3.22. Employee Benefits.

         (i) Schedule 3.22 lists each Employee Benefit Plan that ABSOLUTE maintains or to which ABSOLUTE contributes.

         (ii) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of ABSOLUTE.

         (iii) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Sec. 401(a) and has received, within the last two years, a favorable determination letter from the Internal Revenue Service.

         (iv) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan equals or exceeds the present value of all vested and nonvested liabilities thereunder determined in accordance with methods, factors, and assumptions applicable to an Employee Pension Benefit Plan.

         3.23. Environment, Health, and Safety. To the best of the Knowledge of James D. Wright:

         (i) ABSOLUTE and its predecessors has complied and is in compliance with all Environmental, Health, and Safety Requirements.

         (ii) Without limiting the generality of the foregoing, ABSOLUTE has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business.

         (iii) Neither ABSOLUTE nor its predecessors has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

         (iv) None of the following exists at ABSOLUTE's owned or leased facilities: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

         (v) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties.

         (vi) Neither ABSOLUTE nor any of its predecessors has, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

         (vii) No facts, events or conditions relating to the past or present facilities, properties or operations of ABSOLUTE or any of its predecessors will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

         3.24. No Brokers. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of ABSOLUTE or any ABSOLUTE Member in such manner as to give rise to any valid claim against ABSOLUTE or any ABSOLUTE Member for any broker's or finder's fee or similar compensation.

         3.25. Disclosure. To the best of the Knowledge of James D. Wright, neither this Agreement nor any of the Schedules attached hereto contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact or condition within the Knowledge of James D. Wright which materially adversely affects, or in the future may materially adversely affect, the condition, properties, assets, liabilities, business, operations or prospects of ABSOLUTE taken as a whole which has not been set forth herein or in the attached Schedules.

            IV. CONDUCT OF THERMACELL'S BUSINESS PENDING CLOSING DATE

         From and after the date of this Agreement and until the Closing Date, THERMACELL shall operate its business only in the usual, regular and ordinary manner and, to the extent consistent with such operation, keep the business organization intact, keep available the services of its present officers and employees and preserve the present business relationships with customers, suppliers and others having business dealings with THERMACELL.

             V. CONDUCT OF ABSOLUTE'S BUSINESS PENDING CLOSING DATE

         From and after the date of this Agreement and until the Closing Date, except as disclosed on Schedule V, ABSOLUTE shall operate its business only in the usual, regular and ordinary manner and, to the extent consistent with such operation, keep the business organization intact, keep available the services of its present officers and employees and preserve the present business relationships with Customers, suppliers and others having business dealings with ABSOLUTE.

                            VI. ADDITIONAL AGREEMENTS

         6.1. Cooperation to Effectuate Transaction. Each of ABSOLUTE, the ABSOLUTE Members, THERMACELL and Merger Sub shall use their respective good faith efforts to:

                  a. take all such action as may be required under federal securities laws and state securities laws in connection with the transactions contemplated by this Agreement;

                  b. cooperate with one another in order to remove any other impediment to the consummation of the transactions contemplated herein; and

                  c. furnish to one another and to one another's counsel all such information as may be required in order to effect the foregoing actions.

         6.2. Compliance with Conditions Precedent; Further Assurances. THERMACELL, Merger Sub, ABSOLUTE, and the ABSOLUTE Members will each use its or his or her reasonable good faith efforts to cause the conditions precedent to the Merger set forth in Article VII hereof to be fulfilled and, subject to the terms and conditions herein provided, to take, or cause to be taken, all action, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger. In case at any time after the Effective Time any further actions are necessary or desirable to carry out the purposes of this Agreement, the ABSOLUTE Members and the proper officers and/or directors of ABSOLUTE, THERMACELL or Merger Sub, as the case may be, shall take all such necessary actions.

         6.3. Certification Notifications. At all times from the date hereof until the Effective Time, each party shall promptly notify the others in writing of the occurrence of any event which will or may result in the failure to satisfy any of the conditions specified in Article VII.

         6.4. Adoption by Merger Sub. THERMACELL, as the sole shareholder of Merger Sub, by execution of this Agreement, consents to the adoption of this Agreement by Merger Sub and agrees that such consent shall be treated for all purposes as a vote duly adopted at a meeting of the shareholders of Merger Sub held for this purpose.

         6.5. Expenses. All costs and expenses incurred by THERMACELL and Merger Sub in connection with this Agreement and the transactions contemplated hereby shall be borne or paid by THERMACELL and Merger Sub. All costs and expenses incurred by ABSOLUTE and the ABSOLUTE Members in connection with this Agreement and the transactions contemplated hereby shall be borne or paid by ABSOLUTE or the ABSOLUTE Members.

         6.6 THERMACELL Capital Structure. At the Effective Time, the capital ownership of THERMACELL will be as follows:


Pac Funding, LLC                            5,000,000 shares of common stock
Unsecured creditors/claims                  4,000,000 shares of common stock (allocated)
Pre-petition THERMACELL shareholders        1,000,000 shares of common stock (allocated)
Harrelson group                             3,000,000 shares of common stock
Glenn Bagwell, as escrow agent              2,000,000 shares of common stock
Tom Duszynski                               1,000,000 shares of common stock
Private Capital Group, Inc.                 2,000,000 shares of common stock
Private Capital Group, Inc. (new issue)     2,000,000 shares of common stock
ABSOLUTE Members                            27,000,000 shares of Class A convertible preferred stock.


         6.7 THERMACELL Board of Directors. At the Closing Date , THERMACELL's Board of Directors shall consist of Jim Wright, Bill Davis, a designee of ABSOLUTE, Tom Duszynski, and Bob Cordrick with Messrs. Wright, Davis and Duszynski elected to 2-year terms and Messrs. Cordrick and the ABSOLUTE designee elected to 1-year terms.

         6.8 Dilution - Reverse Splits. After Closing, there will be no dilution of THERMACELL common stock or reverse splits thereof until such stock has closed at or above $3.00 per share for ninety (90) consecutive trading days, or until the end of one (1) year following the Closing Date, whichever occurs first; provided, however, that the foregoing shall not be construed to limit, or delay the exercise of, the right of the ABSOLUTE Members to convert any or all of the Merger Stock into shares of common stock.

                           VII. CONDITIONS FOR CLOSING

         7.1. Conditions Precedent to the Obligations of All Parties. Notwithstanding any other provision of this Agreement, the obligations of both THERMACELL and Merger Sub, and of ABSOLUTE and the ABSOLUTE Members, to effect the Merger shall be subject to the fulfillment, prior to or at the Effective Time, of each of the following conditions:

                  a. all permits, approvals and consents of any governmental body or agency necessary or appropriate for consummation of the Merger shall have been obtained;

                  b. no preliminary or permanent injunction or other order of a court or governmental agency or authority in the United States shall have been issued and be in effect, and no United States federal or state statute, rule or regulation shall have been enacted or promulgated after the date hereof and be in effect, that (i) prohibits the consummation of the Merger or (ii) imposes material limitations on the ability of the Surviving Company to exercise full rights of ownership of ABSOLUTE's assets or business;

                  c. there shall not be any action or proceeding commenced by or before any court or governmental agency or authority in the United States, that challenges the consummation of the Merger or seeks to impose material limitations on the ability of the Surviving Company to exercise full rights regarding the assets or business of ABSOLUTE;

                  d. the transaction shall have been duly and validly authorized by the respective Boards of Directors of THERMACELL and Merger Sub;

                  e. the transaction shall have been duly and validly authorized by the ABSOLUTE Members, and no ABSOLUTE Member shall have exercised any rights to dissent from the Merger under applicable provisions of the TLLCA; and

                  f. the parties acknowledge that no Schedules will be delivered prior to execution of this Agreement; therefore, prior to the Effective Time, all Schedules shall have been attached hereto, and the party under this Agreement being furnished the Schedules shall be satisfied with the information set forth therein in its sole and absolute discretion.

         7.2. Additional Conditions Precedent to the Obligations of THERMACELL and Merger Sub. In addition to the conditions contained in Section 7.1, the obligations of THERMACELL and Merger Sub to effect the Merger shall also be subject to the fulfillment as of the Effective Time of each of the following conditions:

                  a. the representations and warranties of ABSOLUTE contained in
Article III shall be true in all material respects at and as of the date hereof and as of the Effective Time as if made at and as of such time; ABSOLUTE and the ABSOLUTE Members shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it or them prior to or at the Effective Time; and ABSOLUTE shall have delivered to THERMACELL and Merger Sub a certificate dated the Effective Time and signed on behalf of ABSOLUTE by its President to the effect set forth in this paragraph (a);

                  b. THERMACELL and Merger Sub shall have received from Pearson & Price, PLLC, counsel for ABSOLUTE and the ABSOLUTE Members, an opinion, dated the Closing Date, in form and substance satisfactory to THERMACELL, to the effect that (i) ABSOLUTE is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas, has the power to enter into this Agreement, consummate the Merger and to carry out the other transactions contemplated hereby; (ii) this Agreement has been duly authorized, executed and delivered by ABSOLUTE; (iii) this Agreement has been duly executed and delivered and constitutes valid and binding obligations of ABSOLUTE and the ABSOLUTE Members; and (iv) the execution, delivery and performance of this Agreement by ABSOLUTE will not constitute a breach or violation of, or default under, the articles of organization or the Regulations of ABSOLUTE. In rendering the foregoing opinion, Pearson & Price, PLLC may limit its opinions to the laws of the United States and the State of Texas and the rules and regulations of governmental agencies of such jurisdictions. Counsel may also take the customary exception to its opinion that the Agreement is a valid and binding obligation to allow for the effect of applicable bankruptcy, insolvency, reorganization and other laws affecting creditors' rights and equitable principles, and counsel may rely upon certificates of officers and other persons as to questions of fact material to such opinion;

                  c. all approvals or consents of any third party (other than governmental agencies) required for the execution, delivery or performance of this Agreement by ABSOLUTE or the ABSOLUTE Members shall have been delivered to THERMACELL;

                  d. none of the ABSOLUTE Members shall have exercised dissenters' rights under the TLLCA in connection with the Merger; and

                  e. ABSOLUTE shall have completed a certified audit in accordance with applicable SEC regulations.

         7.3. Additional Conditions Precedent to the Obligations of ABSOLUTE. In addition to the conditions contained in Section 7.1, the obligations of ABSOLUTE and the ABSOLUTE Members to effect the Merger shall also be subject to the fulfillment as of the Closing Date of each of the following conditions:

                  a. the representations and warranties of THERMACELL and Merger Sub contained in Article II shall be true in all material respects at and as of the date hereof and as of the Effective Time as if made at and as of the Effective Time; THERMACELL and Merger Sub shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by each of them prior to or at the Effective Time; and THERMACELL and Merger Sub shall have delivered to ABSOLUTE certificates dated the Effective Time and signed on their behalf by their respective chairmen or presidents to the effect set forth in this paragraph (a);

                  b. ABSOLUTE shall have received from Donald P. Reed, Esq. counsel for THERMACELL and Merger Sub, an opinion, dated the Closing Date, to the effect that (i) THERMACELL is a corporation validly existing and in good standing under the laws of the State of Florida and has corporate power to enter into this Agreement and to carry out the transactions contemplated hereby; (ii) this Agreement has been duly authorized, executed and delivered by THERMACELL and constitutes its valid and binding obligation; (iii) the shares of Merger Stock issuable pursuant to the Merger have been duly and validly authorized and upon issuance at the Effective Time will be validly issued, fully paid and non-assessable; (iv) the execution, delivery and performance of this Agreement by THERMACELL will not constitute a breach or violation of, or default under, the Articles of Incorporation or Bylaws of THERMACELL, (v) if the Merger constitutes, or is deemed to include, an offering or sale of the membership interests of ABSOLUTE under any applicable federal and/or state securities laws or regulations, the appropriate steps have been taken to qualify and report such offering or sale as an exempt or exempted transaction under applicable federal and/or state securities laws and regulations, and (vi) at the Effective Time, the capital ownership of THERMACELL will be as follows:


Pac Funding, LLC                            5,000,000 shares of common stock
Unsecured creditors/claims                  4,000,000 shares of common stock (allocated)
Pre-petition THERMACELL shareholders        1,000,000 shares of common stock (allocated)
Harrelson group                             3,000,000 shares of common stock
Glenn Bagwell, as escrow agent              2,000,000 shares of common stock
Tom Duszynski                               1,000,000 shares of common stock
Private Capital Group, Inc.                 2,000,000 shares of common stock
Private Capital Group, Inc. (new issue)     2,000,000 shares of common stock
ABSOLUTE Members                            27,000,000 shares of Class A convertible preferred stock.

In rendering the foregoing opinion, Donald P. Reed, Esq. may limit his opinions to the laws of the United States and the State of Florida. Counsel may also take the customary exception to his opinion that the Agreement is a valid and binding obligation to allow for the effect of applicable bankruptcy, insolvency, reorganization and other laws affecting creditors' rights and equitable principles and counsel may rely upon certificates of officers and other persons as to questions of fact material to such opinion;

                  c. Merger Sub shall have been duly and validly formed under the laws of the State of Texas;

                  d. ABSOLUTE shall have received from Johnson, Pope, Bokor, Ruppell & Burns, P.A., securities and bankruptcy counsel for THERMACELL, or from other counsel acceptable to ABSOLUTE, an opinion, dated the Closing Date, to the effect that:

                  1. The confirmation of the plan in Case No. 01-20854-8G1,In re: Thermacell Technologies, Inc. discharged the debtor from all debts that arose before the date of confirmation.

                  2. The Plan of Reorganization approved by the Court on or about August 30, 2002, in Case No. 01-20854-8G1,In re: Thermacell Technologies, Inc. did not provide for the liquidation of all or substantially all of the property of the estate as provided in Section 1141(d)(3)(A) of the Bankruptcy Code.

                  3. Following the consummation of the Plan of Reorganization approved by the Court on or about August 30, 2002, in Case No. 01-20854-8G1,In re: Thermacell Technologies, Inc., the debtor did engage in business as provided in Section 1141(d)(3)(B).

                  4. All allowed administrative claims in Class A of the Plan of Reorganization approved by the Court on or about August 30, 2002, in Case No. 01-20854-8G1,In re: Thermacell Technologies, Inc. and all administrative claims due on the Effective Date of said Plan have been paid in full and no remaining balances are due.

                  5. All allowed priority Claims in Class B of the Plan of Reorganization approved by the Court on or about August 30, 2002, in Case No. 01-20854-8G1,In re: Thermacell Technologies, Inc. have been paid in full and no remaining balances are due.

                  6. The Allowed Priority Tax Claims in Class C in the Plan of Reorganization approved by the Court on or about August 30, 2002, in Case No. 01-20854-8G1,In re: Thermacell Technologies, Inc. have been paid in full and no remaining balances are due.

                  7. PAC Funding, LLC the secured creditor in Class D-1 in the Plan of Reorganization approved by the Court on or about August 30, 2002, in Case No. 01-20854-8G1,In re: Thermacell Technologies, Inc. has elected to have its claim for secured debt converted to equity in the Reorganized Debtor in an amount equal to fifty percent (50%) of the newly issued common stock as provided in the Order Confirming Plan.

                  8. All Class E-1 Allowed Unsecured Claims in the Plan of Reorganization approved by the Court on or about August 30, 2002, in Case No. 01-20854-8G1,In re: Thermacell Technologies, Inc. have been paid in full and no remaining balances are due.

                  9. All Class E-2 Allowed Unsecured Claims in the Plan of Reorganization approved by the Court on or about August 30, 2002, in Case No. 01-20854-8G1,In re: Thermacell Technologies, Inc. have received their pro rata share of newly issued common stock as provided in such Plan.

                  10. All Class F-1 equity interest holders in the Plan of Reorganization approved by the Court on or about August 30, 2002, in Case No. 01-20854-8G1,In re: Thermacell Technologies, Inc. have received their pro rata share of newly issued common stock as provided in the Plan.

                  11. THERMACELL is in compliance with the Plan of Reorganization.

                  12. Neither THERMACELL nor its subsidiary is subject to any executory contracts.

                  13. There is no litigation pending against THERMACELL or its subsidiary.

                  14. Neither THERMACELL nor its subsidiary maintain any Employee Benefit Plans.

                  15. THERMACELL, as described in Rule 144(c)(i) of the Act, has filed all reports required to be filed by Sections 13 or 15(d) of the Exchange Act during the past twelve (12) months, and has been subject to such filing requirements for the past ninety (90) days; and the Merger Stock is convertible into shares of THERMACELL common stock that may be sold in accord with Rule 144(f) of the Act, subject only to the holding period requirement of Rule 145(d) and the limitation on the amount of securities sold under Rule 144(e).

                  e. THERMACELL shall have taken the appropriate corporate actions and made the necessary filings to authorize sufficient shares of its Class A convertible preferred stock to consummate the Merger and issue the Merger Stock to the ABSOLUTE Members;

                  f. THERMACELL shall have taken the appropriate actions to cause its common stock to be fully tradable on the OTC:BB and its representatives, Thomas F. Duszynski and Don Huggins, shall have executed and delivered a certificate that all such appropriate actions have been taken;

                  g. THERMACELL shall have taken the appropriate actions to duly authorize a total of 50,000,000 shares of preferred stock and 150,000,000 shares of common stock and amend its Articles of Incorporation to reflect such authorizations;

                  h. THERMACELL shall have taken the appropriate actions to adopt, and file with the Secretary of State of the State of Florida, the Certificate of Designation, Preference and Rights for all classes of its preferred stock; and

                  i. THERMACELL shall have taken the appropriate actions to amend its Bylaws, if necessary, to read in accord with Exhibit 7.3 attached hereto and to elect Jim Wright, Bill Davis and a designee of ABSOLUTE to its Board of Directors.


                     VIII. TERMINATION, AMENDMENT AND WAIVER

         8.1. Termination. This Agreement may be terminated at any time prior to the Effective Time:

                  a. by the written consent of ABSOLUTE and THERMACELL; or

                  b. by THERMACELL and Merger Sub, upon notice to ABSOLUTE, if any material default under, or material breach of, any agreement or covenant of ABSOLUTE or the ABSOLUTE Members contained in this Agreement has occurred or if any representation or warranty contained herein on the part of ABSOLUTE or the ABSOLUTE Members shall not have been true and correct in any material respect at and as of the date made; or

                  c. by ABSOLUTE, upon notice to THERMACELL and Merger Sub, if any material default under, or material breach of, any agreement or covenant of THERMACELL or Merger Sub contained in this Agreement has occurred or if any representation or warranty contained herein on the part of THERMACELL or Merger Sub shall not have been true and correct in any material respect at and as of the date made; or

                  d. by either party if the information set forth in Schedules and Exhibits to be attached to this Agreement after the date of execution and delivered prior to Closing are not satisfactory to the party to whom such Schedules and Exhibits are being furnished in its sole and absolute discretion; or

                  e. by THERMACELL and Merger Sub, on the one hand, or ABSOLUTE, on the other, upon notice to the other, if the Merger shall not have become effective on or before July 31, 2003, unless such date is extended by mutual consent of ABSOLUTE and THERMACELL.

             IX. REPRESENTATIONS AND WARRANTIES OF ABSOLUTE MEMBERS

         Each ABSOLUTE Member hereby represents and warrants, with respect to only such ABSOLUTE Member, to THERMACELL and Merger Sub as follows:

         9.1. Authority. Each ABSOLUTE Member (other than a natural person) has full corporate, partnership or trust (as the case may be) authority to execute, deliver and perform this Agreement and each other agreement, document or instrument required to be delivered by it hereby or in connection herewith (collectively, the "ABSOLUTE Member Documents"). Each ABSOLUTE Member (including a trustee of a trust that is an ABSOLUTE Member) that is a natural person has the right, capacity and all requisite authority to execute, deliver and perform the ABSOLUTE Member Documents. The execution, delivery and performance by each ABSOLUTE Member (other than a natural person or a trust) of the ABSOLUTE Member Documents has been duly authorized by all necessary corporate or partnership (as the case may be) action of such ABSOLUTE Member. This Agreement has been, and each other ABSOLUTE Member Documents when executed and delivered in accordance with this Agreement will be, duly executed and delivered by each ABSOLUTE Member. This Agreement constitutes, and each of the other ABSOLUTE Member Documents when executed and delivered in accordance with this Agreement will constitute, a valid and binding obligation of each ABSOLUTE Member, enforceable against such ABSOLUTE Member in accordance with its terms.

         9.2. Absence of Conflict. The execution, delivery or performance of the ABSOLUTE Member Documents will not (a) violate any provision of the certificate or articles of incorporation, bylaws, certificate of partnership, partnership agreement, declaration of trust or other organizational document of each ABSOLUTE Member (other than a natural person) or (b) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other governmental body applicable to each ABSOLUTE Member.

         9.3. Investment Representations.

                  a. The Merger Stock to be received by each ABSOLUTE Member pursuant to this Agreement will be held by such ABSOLUTE Member for its/his/her own account for the purpose of investment and not with a present view for sale in connection with any distribution thereof.

                  b. Each ABSOLUTE Member's financial position is such that it/he/she can afford to bear the economic risk of holding the Merger Stock it/he/she receives pursuant to this Agreement for an indefinite period of time, and each ABSOLUTE Member can afford to suffer the complete loss of its/his/her investment in such Merger Stock.

                  c. Each ABSOLUTE Member has been provided an opportunity to ask questions of, and has received answers satisfactory to such ABSOLUTE Member from, THERMACELL and its representatives regarding the business and affairs of THERMACELL and such other information as it/he/she desired in order to evaluate an investment in the Merger Stock.

                  d. Each ABSOLUTE Member understands that the Merger Stock comprising the merger consideration to be received by it/him/her pursuant to this Agreement has not been registered under the Securities Act or applicable state securities laws in reliance upon specific exemptions from registration thereunder. Each ABSOLUTE Member agrees that the Merger Stock to be received by it/him/her pursuant to this Agreement may not be sold, offered for sale, exchanged, transferred, pledged or otherwise disposed of except pursuant to a registration statement under the Securities Act of 1933 or pursuant to an exemption from the registration requirements of the Securities Act of 1933 and in compliance with state securities laws, and the certificates for the Merger Stock will bear a legend to such effect. Upon registration, if any, there can be no assurance that a public market for the Merger Stock shares will exist. If shares of the Merger Stock are converted into shares of THERMACELL common stock, there likewise can be no assurance that a public market for such common shares will exist or that trading of such common shares can commence, or if commenced can be maintained, on the OTC:BB. As a result, a holder of THERMACELL tradable securities may find it difficult to dispose of, or to obtain accurate quotations as to the price of, the shares. In addition, THERMACELL securities may be subject to "penny stock" rules that impose sales practice and market making requirements on broker-dealers who sell and/or make a market in such securities. This could affect the ability or willingness of broker-dealers to sell and/or make a market in THERMACELL securities and the ability of holders of THERMACELL securities to sell their stock in the secondary market.

         9.4 Tax Matters. No ABSOLUTE Member is a foreign person subject to withholding under Section 1445 of the Code and the regulations promulgated thereunder.

                  X. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         The warranties, representations, covenants and agreements set forth herein shall be continuous and shall survive the termination of this Agreement or any part hereof for a period of one year.

                              XI. ENTIRE AGREEMENT

         This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and this Agreement supersedes in all respects all written or oral understandings and agreements heretofore existing between the parties hereto.

                            XII. AMENDMENT AND WAIVER

         This Agreement may not be modified or amended except by an instrument in writing duly executed by the parties hereto. No waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver or consent.

                                  XIII. NOTICES

         Notices required or permitted hereunder shall be deemed to be delivered hereunder if mailed with U.S. postage prepaid, or delivered via express delivery service, to (copies may be sent via facsimile):

If to THERMACELL or Merger Sub:

648 Snug Island
Clearwater, FL 33767
With a copy to:

Donald P. Reed, Esq.
100 Second Avenue South
Suite 200-S
St. Petersburg, FL 33701
Fax: 727-823-3465


If to ABSOLUTE and any ABSOLUTE Member:

2932 County Road 44
Robstown, TX 78380

With a copy to:

Paul O. Price, Esq.
Pearson & Price, PLLC
800 North Shoreline Blvd.
Suite 1700, South Tower
Corpus Christi, TX 78401
Fax: 361-885-0288

                                XIV. COUNTERPARTS

         This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same instrument.

                                  XV. CAPTIONS

         Captions used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

                           XVI. EXECUTION OF DOCUMENTS

         At any time and from time to time, the parties hereto shall execute such documents as are necessary to effect this Agreement.

                               XVII. MISCELLANEOUS

         17.1. Assignability. This Agreement shall not be assignable by any of the parties to this Agreement without the prior written consent of all other parties to this Agreement.

         17.2. Venue; Process. The parties to this Agreement agree that jurisdiction and venue shall properly lie in the courts of the State of Texas in Nueces County, Texas, or in the United States District Court for the Southern District of Texas (Corpus Christi Division), with respect to any legal proceedings arising from this Agreement.

         17.3. Governing Law. This Agreement has been negotiated and prepared and shall be performed in the State of Texas , and the validity, construction and enforcement of, and the remedies under, this Agreement shall be governed in accordance with the laws of the State of Texas (except that if any choice of law provision under Texas law would result in the application of the law of a state or jurisdiction other than the State of Texas, such provision shall not apply).

         17.4. Severability of Provisions. The invalidity or unenforceability of any particular provision hereof shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         17.5. Successors and Assigns. The rights and obligations of the parties hereunder shall inure to the benefit of, and shall be binding and enforceable upon, the respective heirs (if personal), successors, assigns and transferees of either party.

         17.6. Reliance. All representations and warranties contained herein, or any certificate or other instrument delivered in connection herewith, shall be deemed to have been relied upon by the parties hereto, notwithstanding any independent investigation made by or on behalf of such parties.

         17.7. Attorney's Fees. The parties hereby agree that in the event any of the terms and conditions contained in this Agreement, including the indemnification provisions contained herein, must be enforced by reason of any past, existing or future delinquency of payment or failure of observance or of performance by any of the parties hereto, in each such instance, the defaulting party shall be liable for reasonable collection and/or legal fees, trial and appellate levels, any expenses and legal fees incurred, including time spent in supervision of paralegal work and paralegal time, and any other expenses and costs incurred in connection with the enforcement of any available remedy.

         17.8. Schedules. The Schedules to this Agreement, and the other materials and documents referenced herein, are incorporated by reference herein and are made a part hereof as if they were fully set forth herein.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                                  THERMACELL TECHNOLOGIES, INC.,
                                                  a Florida corporation

Attest:                                              By:
         -----------------------------------              --------------------
Print Name:                                          Its:
           ---------------------------------              --------------------


                                                  ABSOLUTE WASTE SERVICES, INC.,
                                                  a Texas corporation

Attest:                                              By:
       -------------------------------------             -----------------------
Print Name:                                          Its:
           ---------------------------------             -----------------------


                                                  ABSOLUTE INDUSTRIES, LLC,
                                                  a Texas limited liability
                                                  company

Attest:                                              By:
       -------------------------------------            ------------------------
Print Name:                                          Its:
           ---------------------------------            ------------------------





ABSOLUTE MEMBERS:


--------------------------------------------
James D. Wright

--------------------------------------------
William     Davis

--------------------------------------------
Larry      Woods


PRICE & PEARSON,
a Texas general partnership



By: __________________________________